For Immediate Release

TradeStation Group Reports Record Revenues, Income Before Income Taxes, DARTs and Brokerage
Accounts for 2005 First Quarter

Income Before Income Taxes Increases 65% Year Over Year

Plantation FL, April 20, 2005 – TradeStation Group, Inc. (NasdaqNM: TRAD) today reported record quarterly revenues of $21.6 million, record quarterly income before income taxes of $5.9 million, record daily average revenue trades (DARTs) of nearly 40,000, and record total brokerage accounts of nearly 20,000.

TradeStation Group’s 2005 first quarter net income was $3.8 million, or 9 cents per share (diluted), as compared to 2004 first quarter net income of $3.5 million, or 8 cents per share (diluted). The company’s 2005 first quarter income before income taxes was $5.9 million, a 65% increase from income before income taxes of $3.6 million for the 2004 first quarter. As a result of certain income tax benefits, TradeStation Group recorded minimal income tax expense in the 2004 first quarter, but recorded income tax expense at an effective rate of approximately 36% in the 2005 first quarter. Given that significant difference in income tax expense, the company believes that income before income taxes is a more accurate comparison of its performance year over year.

The company’s 2005 first quarter revenues of $21.6 million were a 24% increase over 2004 first quarter revenues of $17.5 million. The company’s operating margin increased to 26% in the 2005 first quarter, as compared to 20% in the 2004 first quarter.

“We are very pleased with our record 2005 first quarter results,” said David Fleischman, the company’s Chief Financial Officer.

TradeStation Reports Record DARTs and Total Accounts Approach 20,000

For the 2005 first quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q1 05	Q1 04	% Increase
Daily Average Revenue Trades	39,801	33,877	17%

“We attribute our growth in DARTs to consistent account growth, the robustness of our high-end client base and the diversity of our service offering,” said Fleischman.

TradeStation had 19,670 brokerage accounts at the end of the 2005 first quarter, a 43% increase year over year.

TradeStation’s Average Client Trades Over 500 Times Per Year and Has an Average Account Balance of Nearly $90,000 for Equities and Nearly $20,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2005 first quarter:

Client Trading Activity
Annualized average revenue per account	$4,180
Annualized trades per account	531

Client Account Assets
Average assets per account (Equities)	$88,400

Average assets per account (Futures)	$19,800

TradeStation Again Recognized as Industry Leader in the Active Trader Space

In the 2005 first quarter, TradeStation was once again recognized as a leading brokerage firm for active traders. In February, the company won 12 major awards in Stocks and Commodities magazine, including, for the first time, Best Stock Brokerage, unseating Ameritrade, and Best Futures Brokerage, unseating a division of Refco and, for the third year in a row, Best Direct-Access Stock Broker and Best Direct-Access Futures Broker. Then, in March, Barron’s magazine gave TradeStation its highest star rating this year – 4 1/2 stars – in its review of online brokerage firms, ranking TradeStation Securities far above any other software-based online brokerage for its “Range of Offerings,” which includes equities, options, futures and forex accounts.

“To be so highly-regarded in both of these leading industry magazines for three years in a row is truly an honor for our company,” said Bill Cruz, Co-Chairman and Co-CEO.

Company Offers Full Self-Clearing Operations For Equity Options

On March 30, 2005, TradeStation Securities announced it had commenced equity options self-clearing operations for its active trader client base. The company had announced earlier in the year its receipt of clearing firm membership with the Options Clearing Corporation (OCC) to fully clear equity options trades. All equity option trades on behalf of TradeStation active trader brokerage customers on the AMEX, BOX, CBOE, ISE, PCX and PHLX are now fully self-cleared by TradeStation.

Company Provides Business Outlook For 2005 Second Quarter

The company’s second quarter Business Outlook estimated ranges are as follows:

SECOND QUARTER 2005 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Second
	Quarter 2005
REVENUES	$22.5	to	$25.0
INCOME BEFORE INCOME TAXES	$6.5	to	$8.0
EARNINGS PER SHARE (Diluted)	$0.09	to	$0.11

The company’s second quarter 2005 Business Outlook is based on assumptions about anticipated growth of active trader equities and futures accounts, the rate of growth and impact of the company’s direct-access options execution service offering, the rate of growth and impact of new forex accounts, the collectibility of unsecured accounts receivable that may arise from time to time, the timing and impact of the company’s anticipated growth of its institutional and non-US trader clients, the cost of ongoing litigation and the amount of any judgments, awards or settlements, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth below and in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Conference Call/Webcast

At 10:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2005 first quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that offers state-of-the-art direct-access order execution and enables clients to design, test, monitor and automate their own custom trading strategies. In February 2005, TradeStation was named Best Stock Brokerage and Best Futures Brokerage and, for the third year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, Eurex US, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and hosts the company’s annual users conference.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects; unanticipated risks or negative effects of or associated with self-clearing; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated mistakes, including risk management errors or deficiencies (the company has minimal self-clearing experience), or other factors; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; the frequency and collectibility of unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts and other high-risk positions or circumstances; the ability to provide sufficient short-sale inventory to brokerage clients as a result of new industry rules that have taken and will take effect in 2005, and generally; the effect that the company’s low commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the timing and success of marketing campaigns, and the effect of the decision by the company to increase materially advertising and marketing expenditures to try to help accelerate growth of revenues and market share; TradeStation’s technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; the quality and/or pricing of the company’s forex and options execution services failing to appeal to forex and/or options traders to the degree the company anticipates; the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors); technical difficulties or errors in the products and/or services, particularly TradeStation (and its updates, including TradeStation 8.1); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations); the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, and several pending NASD arbitration proceedings concerning claims of brokerage clients, which, in the aggregate, seek tens of millions of dollars in damages) that are significantly different than is currently estimated or expected (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated attorneys’ fees and litigation expenses); the company’s estimated earnings per share (diluted) are based on the assumption of an average stock price for particular time periods (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2005	2004
	(Unaudited)

REVENUES:
Brokerage revenues	$19,750,749	$15,106,734
Brokerage interest expense	639,557	-

Net brokerage revenues	19,111,192	15,106,734
Subscription fees	2,031,856	1,882,462
Other	430,099	471,532

Net revenues	21,573,147	17,460,728

OPERATING EXPENSES:
Clearing and execution costs	5,574,701	5,691,615
Data center costs	1,497,090	1,558,113
Technology development	1,961,375	1,898,176
Sales and marketing	3,255,795	2,670,414
General and administrative	3,633,246	2,125,180

Total operating expenses	15,922,207	13,943,498

Income from operations	5,650,940	3,517,230
OTHER INCOME, net	234,639	55,632

Income before income taxes	5,885,579	3,572,862
INCOME TAX PROVISION	2,107,000	71,458

Net income	$3,778,579	$3,501,404

EARNINGS PER SHARE:
Basic	$0.09	$0.08

Diluted	$0.09	$0.08

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,868,052	41,487,110

Diluted	43,341,270	44,608,484

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,911,426 at March 31, 2005 and December 31, 2004	$54,779,131*	$32,111,235
Cash segregated in compliance with federal regulations	350,713,652	347,094,597
Receivables from brokers, dealers, clearing organizations and clearing agents	24,798,775	19,404,102
Receivables from brokerage customers, net	56,007,025	56,984,622
Property and equipment, net	3,803,439	3,075,186
Deferred income taxes, net	1,834,209	3,811,716
Deposits with clearing organizations and clearing agents	12,256,564	14,498,375
Other assets	3,176,758	2,695,996

Total assets	$507,369,553	$479,675,829

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$1,050,586	$3,089,950
Payables to brokerage customers	446,027,123	420,709,173
Accounts payable	2,964,869	2,204,845
Accrued expenses	3,983,179	4,346,621

Total liabilities	454,025,757	430,350,589
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	53,343,796	49,325,240

Total liabilities and shareholders’ equity	$507,369,553	$479,675,829

* March 31, 2005 Cash and cash equivalents includes approximately $16.2 million transferred on April 4, 2005 to Cash segregated in compliance with federal regulations.